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                                                                    EXHIBIT 10.5

                THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                             [October 29th, 1992]

     This Third Amendment to Loan and Security Agreement (the "Amendment") is made and entered into as of October 29th, 1992, by and between RED MAN PIPE & SUPPLY CO., an Oklahoma corporation ("Borrower"), and BARCLAYS BUSINESS CREDIT, INC., a Connecticut corporation ("Lender").

                            PRELIMINARY STATEMENTS:

     1. Borrower and Lender entered into that certain Loan and Security Agreement dated as of May 3, 1991, as amended by that certain First Amendment to Loan and Security Agreement dated as of July 30, 1991, and by that certain Second Amendment to Loan and Security Agreement dated as of June 1, 1992, governing the terms of up to $25,000,000 in revolving credit loans (as amended, the "Agreement").

     2.   Borrower has requested that the Agreement be further amended.

     3. Borrower has further requested that Lender waive certain Defaults now outstanding.

     4. Borrower and Lender desire to amend the Agreement to make certain other revisions more particularly described herein.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements herein contained, subject to the terms and conditions set forth herein, Borrower and Lender hereby agree as follows, and agree that the amendments specified below shall be effective from and after the date hereof and shall be incorporated into the Agreement and shall supersede those provisions in the Agreement referenced as follows:

     1.   DEFINITIONS.

          (a) Terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement except as otherwise provided herein.

          (b) The definitions of "Commitment", "Real Property" and "Term Note" contained in Section 1.1 of the Agreement are hereby deleted, and the following shall be substituted therefor:

               Commitment -$20,000,000


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               Real Property - those certain parcels of real property to be purchased by Borrower from Superior Supply Company, and more particularly described on Exhibit "L" attached hereto, and those certain parcels of real property to be purchase by Borrower in connection with the second and third advances under the Term Loan.

               Term Note - collectively, the three term notes to be executed by Borrower on or about each Term Loan Closing Date in favor of Lender to evidence the Term Loan, or a part thereof, each of which shall be in substantially the same form of Exhibit "K" attached hereto.

     2. The Loans. Section 2.1(B) of the Agreement is hereby deleted, and the following shall be substituted therefor:

          (B) Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan to Borrower in the aggregate principal amount of up to $500,000, which shall bear interest and be repayable in accordance with the terms of the Term Note and shall be secured by the Collateral. The Term Loan may be advanced in three advances in amounts of up to $385,000, $20,000, and $95,000, respectively. The proceeds of the first and second advances shall be used by Borrower solely for the purpose of purchasing Real Property other than the Real Property located in Conroe, Texas and the proceeds of the third advance shall be used solely for the purpose of purchasing the Real Property located in Conroe, Texas.

     3. Affirmative Covenants. Section 9.1(M) of the Agreement is hereby deleted, and the following shall be substituted therefor:

          (M) Cause to be prepared and furnished to Lender for each calendar month, a certificate (the "Compliance Certificate"), which shall state the Borrower's compliance or non-compliance with the financial covenants contained in Section 9.3 of this Agreement, the Compliance Certificate to be substantially in the form of Exhibit "H" to this Agreement and to be furnished to Lender with respect to each calendar month on or before the 20th day after the end of each such calendar month.

     4.   Financial Covenants.

          (a) Section 9.3(C) of the Agreement is hereby deleted, and the following shall be substituted therefor:


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              (C) Maintain positive Net Income plus taxes (to the extent deducted therefrom), calculated as of the last day of each month, for the six-month period ending on such day; provided, that for the six-month period ending on October 31, 1992 Borrower shall not be in default of this subsection if its Net Income plus taxes (to the extent deducted therefrom), if a loss, does not exceed a negative $150,000.

          (b) Section 9.3(D) of the Agreement is hereby deleted, and the following shall be substituted therefor:

              (D) Maintain a positive Excess Cash Flow, calculated as of the last day of each month, for the six-month period ending on such day; provided that for the six-month period ending on October 31, 1992, Borrower shall not be in default of this subsection if its Excess Cash Flow, if negative, shall not exceed a negative $100,000.

          (c) Section 9.3(E) of the Agreement is hereby deleted, and the following shall be substituted therefor:

              (E) Achieve Adjusted Net Earnings from Operations, plus taxes (to the extent deducted therefrom), equal to the amounts specified below for the periods specified below:

               Period                             Amount
               ------                             ------
               Fiscal year ending             A loss not greater
               October 31, 1992               than a negative
                                              $500,000

               Fiscal year ending             $2,200,000
               October 31, 1993 and
               each fiscal year
               thereafter

     5. Conditions to Advances under Term Loan. Section 10.3 of the Agreement is hereby amended by deleting the present subsections (A) and (F) of such
Section 10.3, and substitutinq therefor the following:

               (A) Borrower shall have executed and delivered to Lender the Term Note in the principal amount of the advance in question.

               (F) The first Term Loan Closing Date must have occurred on or before June 15, 1992 and the second


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          and third Term Loan Closing Dates must occur on or before December 31,
          1992.

     6.   Waivers. Upon the effectiveness of this Amendment as determined under
Section 7, Lender hereby waives any Default and any Event of Default resulting from the following:

          (a) Borrower's failure to comply with Section 9.3(C) for each six-month period ending at the end of a calendar month from and including March 31, 1992 through September 30, 1992 inclusive.

          (b) Borrower's failure to comply with Section 9.3(D) for each six-month period ending at the end of a calendar month from and including April 30, 1992 through September 30, 1992 inclusive.

          (c) Borrower's failure to comply with the provisions of Section 9.3(E) for the period from May 1, 1991 to April 30, 1992.

There are no other waivers granted by Lender relating to the Agreement except those specifically set forth above. The above waivers are effective only in the specific instances and for the purposes for which given.

     7. CONDITIONS. The obligation of Lender to be bound by the provisions of this Amendment shall be subject to the fulfillment of the following conditions precedent on or before the date hereof:

          (a) Lender shall have received the following, duly executed by each party thereto, other than Lender:

              (i)    this Amendment; and

              (ii) all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

          (b) Borrower and Guarantor shall have performed and complied with all agreements and conditions contained in the Agreement and the other Agreements which are required to be performed or complied with by Borrower or Guarantor before or on the date hereof.

          (c) The representations and warranties contained in the Agreement, as amended hereby, and the other Agreements shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.


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          (d) No material adverse change shall have occurred in the business operations, financial condition or prospects of Borrower or Guarantor, and no material adverse litigation shall be pending or, to the knowledge of Borrower or Guarantor, threatened, against Borrower or Guarantor.

          (e) All corporate and legal proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by, this Amendment and any related agreements shall be satisfactory in form and substance to Lender.

     8. EXPENSES. Borrower shall pay all out-of-pocket expenses arising in connection with the preparation, execution, delivery and administration of this Amendment, including, but not limited to, all reasonable legal fees and expenses incurred by Lender.

     9. CONTINUED EFFECT. Except to the extent amended hereby, all terms, provisions and conditions of the Agreement and all of the Other Agreements shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart.

     11. FINAL AGREEMENT. THIS WRITTEN AMENDMENT ANN THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS. OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date first above written.

                              RED MAN PIPE & SUPPLY CO.

                              By: /s/ DEE PAIGE
                              Name: DEE PAIGE
                              Title: VICE-PRESIDENT FINANCE


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                              BARCLAYS BUSINESS CREDIT, INC.

                              By: /s/ MICHAEL A.  PARKER
                              Name: MICHAEL A.  PARKER
                              Title: CSVP



The undersigned Guarantor, having guaranteed to Lender the payment of the obligations, as such term is defined in the Unconditional Limited Guaranty (the "Guaranty") executed by Guarantor on May 3, 1991, hereby acknowledges, confirms, and agrees that (i) the execution and delivery of this Amendment does not alter, affect, diminish, release or reduce his liability under the Guaranty, (ii) the Guaranty is in full force and effect to secure the obligations described therein, and (iii) the obligations secured by the Guaranty include, without limitation, any Term Loan advanced pursuant to the terms of this Amendment.


Date: 10/29/92                /s/ LEWIS B.  KETCHUM
                              LEWIS B KETCHUM


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